Exhibit 99.1

Pineapple Inc. Acquires CBD Wellness Company Pineapple Wellness Inc.

Company adds wholly owned subsidiary to portfolio for hemp CBD transaction in-store and online at PineappleWellness.com

LOS ANGELES, CA – June 14, 2023 - PINEAPPLE, INC. (OTC Pink: PNPL) (the “Company” or “Pineapple”), a company in the legal cannabis industry that focuses on non-plant touching activities, such as leases to licensed cannabis operators, online and in-store hemp-derived CBD transactions, and cannabis business licensing and consulting services, is pleased to announce the completion of acquiring Pineapple Wellness, Inc. and its e-commerce platform, PineappleWellness.com.

Pineapple chairman, Matthew Feinstein, commented as follows: “This acquisition was a long time in the making and was delayed for months while we developed the asset prior to its finalization. We now are the proud benefactors of a fully functioning e-commerce website, trademarks, and also a noteworthy brand name and branded domain of Pineapple Wellness. In addition, we are building a first-in-class wellness store at the intersection of Pico and Robertson, just steps away from Beverly Hills. We couldn’t be happier with this outcome. This subsidiary is a nice complement to our existing cannabis real estate leasing ventures.”

CEO and President Shawn Credle remarked, “Pineapple Wellness will look to be a leader in the Hemp-CBD industry. As a member of the Benzinga Cannabis Advisory Board, we continue to see the increasing rise of the Hemp-CBD market particularly because it’s legal nationwide and in more and more countries. With our new Flagship Pineapple Wellness retail location slated to open soon, it will be a strong brick & mortar foundation and supporting arm to our already existing ecommerce site that ships our products nationwide. This strategy will also allow us to expand into other markets as those opportunities arise. Our Flagship location will also hold special red carpet Pineapple Wellness events such as celebrity/influencer product signings, CBD massage sessions as well as educational seminars on the various recommended uses of CBD. In addition, as Pineapple Wellness products are Hemp-CBD only, we will be taking Pineapple on the road to pop-up wellness events and conferences around the country and the world where it is legally allowed. I’m very excited for the future of Pineapple Wellness. We are poised and positioned to be a leader and accomplish amazing things in the Hemp-CBD space.”

About Pineapple, Inc.

Pineapple, Inc. (the “Company” or “Pineapple”) is based in Los Angeles, California. The Company procures and leases properties to licensed cannabis operators and through its wholly owned subsidiary, Pineapple Wellness, inc., provides nationwide hemp-derived CBD sales via online (Pineapplewellness.com) and in-store transactions at Pineapple’s flagship CBD retail location near Beverly Hills,, CA. Through another subsidiary, Pineapple Express Consulting Inc., it also offers cannabis business licensing and consulting services. The Company’s executive team blends enterprise-level corporate expertise with decades of combined experience operating in the tightly-regulated cannabis industry.

Forward-Looking Statements:

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “might”, “will”, “will likely result”, “would”, “should”, “could”, continue”, “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. These factors include uncertainties as to changes in economic conditions, competition and other risks including, but not limited to, those described from in the Company’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 5, 2023, and other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof and the Company disclaims any obligations to update these statements except as may be required by law. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

Company Contact:

Matthew Feinstein, Director

Pineapple, Inc.

Office: 877-310-PNPL